UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

February 13, 2007

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

(852) 2833-2186

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 7, 2007, Shanghai Quo Advertising Company Limited (“Quo Advertising”), a wholly-owned subsidiary of Network CN Inc. (the “Company”), entered into a business agreement (the “Agreement”) with Shanghai Zhong Ying Communication Engineering Company Limited (“Zhong Ying”), a company organized under the laws of the Peoples’ Republic of China (“PRC”), to construct, manage and operate up to 200 LED outdoor advertising panels in the Huangpu District of the City of Shanghai, China (“The Project”). Pursuant to the terms of the Agreement, the Company, through its subsidiary, Quo Advertising, will design, fund, construct and maintain the Project. The Company will also be responsible for annual charges imposed by the Public Works Office of the Huangpu District in Shanghai. The Company will own each of the LED panels constructed in the Project and have the exclusive right to manage the Project for 20 years. Zhong Ying and the Company will jointly determine the locations of the LED panels. A portion of the airtime of the LED panels will be used to broadcast information of communal interest, as required by the applicable governmental agencies in the PRC, and the remainder of the airtime will be used for commercial advertisement. The Company will be entitled to the advertising and other revenues generated from the sale of airtime for the LED panels. The Company anticipates that it will complete the installation of all 200 LED panels by the end of 2007 and that it will begin to generate advertising and other revenues from installed panels during the second half of 2007.

Zhong Ying will be responsible for obtaining approvals from the relevant supervisory departments of the PRC government, however, the Company has agreed to pay Zhong Ying RMB300,000 (approximately US$38,675) pursuant to an agreement dated February 7, 2007, by and among Quo Advertising and Zhong Ying to cover charges related to obtaining approval of a construction permit from applicable governmental agencies in the PRC. The Company also agreed to pay to Zhong Ying a deposit of RMB1,000,000 (approximately US$128,915) to cover additional expenses in connection with the Project. The People’s Government of Huangpu District of the City of Shanghai has indicated to Zhong Ying that it does not object to the Project and has instructed Zhong Ying to apply for approval from the relevant departments of the government. During the one year period commencing on the later to occur of (i) installation of the first LED panel (or approximately 45 days from the date such installation receives government approval) and (ii) issuance issue of governmental approvals for installation of at least 90% of the LED panels in the Project, the Company will be required to pay Zhong Ying RMB20,000 (approximately US$2,578) for each LED panel installed. During the second and third years thereafter, the Company will be required to pay Zhong Ying RMB4,000,000.00 (approximately US$515,663) per year, and beginning in the fourth year thereafter, the annual payment will increase by 10% every three calendar years.

Zhong Ying provides no guarantee that it has obtained all relevant governmental approvals for the Project in the PRC and, if approvals are necessary, the Company can provide no assurances that any such approvals will be granted to Zhong Ying, or if granted, will be respected by the issuing agency or other governmental agencies in the PRC for any specific period of time. However, if no such approvals are granted, the Company’s exposure under its agreement with Zhong Ying will be limited to the RMB300,000 paid following the execution of the Agreement together with the RMB1,000,000 deposit. The Agreement and the expense reimbursement agreement are each governed by the law of the Peoples’ Republic of China.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the expense reimbursement agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

   (c) Exhibits.

Exhibit

Number	Description

_______________________________________________________________________

10.1

Business Joint Venture Agreement dated February 13, 2007, by and among Shanghai Quo Advertising Company Limited, a subsidiary of Network CN Inc., and Shanghai Zhong Ying Communication Engineering Company Limited.

10.2

Agreement on Payment of Charges for the obtaining of Approval for Construction dated February 7, 2007, by and among Shanghai Quo Advertising Company Limited, a subsidiary of Network CN Inc., and Shanghai Zhong Ying Communication Engineering Company Limited.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NETWORK CN INC.

Date: February 13, 2007	By:	/s/ Godfrey Hui
Godfrey Hui
Chief Executive Officer